Exhibit 10.12.2
PARTIAL RECAPTURE AMENDMENT
To that Certain
MODIFIED COINSURANCE AGREEMENT (FA BUSINESS)
(TREATY NUMBER VIACAAREFA – 12312019)
Effective as of December 31, 2019
Between
ATHENE ANNUITY RE LTD.
And
VENERABLE INSURANCE AND ANNUITY COMPANY
(Formerly known as VOYA INSURANCE AND ANNUITY COMPANY)

This PARTIAL RECAPTURE AMENDMENT (this “Amendment”), dated as of May 25, 2023 and effective as of July 1, 2023 (the “Recapture Effective Date”), is made by and between ATHENE ANNUITY RE LTD., a reinsurance company organized under the laws of Bermuda (the “Reinsurer”), and VENERABLE INSURANCE AND ANNUITY COMPANY (formerly known as Voya Insurance and Annuity Company), an insurance company organized under the laws of the State of Iowa (the “Ceding Company”) (each of the Reinsurer and the Ceding Company is a “Party” and the Reinsurer and the Ceding Company are collectively the “Parties”). Capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in the Agreement (defined below).
WHEREAS, the Ceding Company and the Reinsurer are parties to that certain Modified Coinsurance Agreement (FA Business), designated as Treaty Number VIACAAREFA – 12312019 and effective as of December 31, 2019 (as amended, modified or supplemented, the “Agreement”), pursuant to which the Ceding Company cedes to the Reinsurer, and the Reinsurer assumes from the Ceding Company, on a modified coinsurance basis, the Reinsured Liabilities; and
WHEREAS, the Parties desire that all liabilities relating to the Reinsured Policies set forth on Schedule I attached hereto (the “Recaptured Policies”) that are ceded to the Reinsurer pursuant to the Agreement be recaptured by the Ceding Company and that certain assets maintained by the Ceding Company as of the Recapture Effective Date in the modified coinsurance account established pursuant to the Agreement be released to the Ceding Company.
NOW, THEREFORE, in consideration of the recitals (which are fully incorporated throughout this Amendment), promises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Recapture. The Parties agree that on and after the Recapture Effective Date, all liabilities (including the Modco Reserves and the IMR) relating to the Recaptured Policies that are ceded by the Ceding Company to, and assumed by, the Reinsurer under the Agreement are hereby recaptured by the Ceding Company on a cut-off basis as further provided below. This recapture is effective notwithstanding any terms to the contrary in the Agreement. No reinsurance whatsoever or howsoever provided under the Agreement with respect to the Recaptured Policies shall remain in full force and effect from, on or at any time after the Recapture Effective Date; provided, however, that the Parties acknowledge and agree that, notwithstanding anything to the contrary set forth herein, all settlements with respect to any period prior to the Recapture Effective Date shall be completed in accordance with the terms and conditions of the Agreement.
2.Amendment of the Agreement. The Parties hereby waive any notice requirement in the Agreement to effect this Amendment, and this Amendment is effective notwithstanding any provisions to the contrary in the Agreement. Further, when duly executed, this Amendment will be attached to and constitute a valid and binding part of the Agreement. This Amendment does not alter, amend or modify the Agreement other than as set forth herein.
3.Full Release. Effective as of the Recapture Effective Date, the Parties hereby irrevocably release and fully discharge each other, their affiliates, subsidiaries, associates, officers, directors, shareholders and agents and all other successors, predecessors and/or assignees and/or assignors from all and any past, present and future claims, liabilities and obligations, regardless whether contingent or absolute, mature or immature, liquidated or unliquidated, known or unknown, reported or unreported, currently existing or arising in the future, disputed or recognized, arising under or related to the Agreement, including, without limitation, all premiums, claims, debits, liabilities, accounts, duties to report and submit accounts, deposits, damages, costs, losses and incurred but not reported claims, in each case, solely to the extent relating to the Recaptured Policies; provided, however, that this release shall not discharge the obligations of the Parties that have been undertaken or imposed by the terms of this Amendment.
4.Consideration. In consideration for the transactions contemplated herein, and notwithstanding anything to the contrary set forth in the Agreement, within ten (10) Business Days following the Recapture Effective Date (the “Recapture Payment Date”):
a.the Reinsurer shall pay to the Ceding Company or its designee a recapture payment, determined in accordance with Schedule III (the “Recapture Payment”), equal to:
i.the Modco Reserves with respect to the Recaptured Policies as of the Recapture Effective Date; plus
ii.the IMR with respect to the Recaptured Policies as of the Recapture Effective Date; and
b.the Ceding Company shall pay to the Reinsurer a recapture commission in an amount determined in accordance with Schedule III (the “Recapture Commission”).
The Reinsurer’s obligation to pay the Recapture Payment to the Ceding Company shall be satisfied by the release of certain of the assets set forth on, and as specified in, Schedule II (the “Recapture Assets”) from the Modco Account to the Ceding Company or its designee as of the Recapture Effective Date; provided that the Parties agree to work together in good faith to review such assets during the period prior to the Recapture Effective Date to reasonably determine if one or more of the assets set forth on Schedule II is or would more likely than not be required to be impaired or, in the case of assets with existing impairments as of March 31, 2023, take further impairments as of June 30, 2023 under Iowa SAP (the “Impaired Assets”) and to reasonably agree to the treatment of such Impaired Assets for purposes of this Amendment, including (i) replacing any such Impaired Assets with new non-impaired assets with substantially similar (w) aggregate Statutory Carrying Value as of March 31, 2023, (x) ratio of aggregate Statutory Carrying Value to fair market value as of March 31, 2023, (y) asset class allocation as of March 31, 2023 and (z) NAIC ratings distribution as of March 31, 2023, each as determined by the Parties, (ii) releasing or transferring additional assets or (iii) otherwise reflecting such impairment in the Recapture Payment Adjustment (defined below) and/or Recapture

Commission Adjustment (defined below). The Ceding Company’s obligation to pay the Recapture Commission to the Reinsurer shall be satisfied by the Ceding Company transferring to the Reinsurer (by wire transfer of immediately available funds) an amount of cash equal to the Recapture Commission. The Ceding Company and the Reinsurer acknowledge and agree that the Recapture Payment payable on the Recapture Payment Date shall be determined on an estimated basis using in-force reserve and asset information as of March 31, 2023 and shall be subject to adjustment in accordance with the provisions set forth in Schedule IV.
5.Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms and are hereby ratified or confirmed. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement except as expressly set forth herein.
6.Waiver. By executing this Amendment, each Party waives any rights to notice or any other procedure for recapture or amendment required under the Agreement with respect to the transactions contemplated by this Amendment, and this Amendment is effective notwithstanding any provisions to the contrary in the Agreement.
7.No Third Party Beneficiaries. Nothing in this Amendment confers any rights upon any person or entity that is not a Party or assignee to this Amendment.
8.Choice of Law. This Amendment will be governed by and construed in accordance with the laws of the State of Iowa without giving effect to any principles of conflicts of law thereof that are not mandatorily applicable by law and would permit or require the application of the laws of another jurisdiction.
9.Entire Agreement. This Amendment constitutes the entire agreement between the Parties relating to the subject matter hereof, and other than this Amendment and the Agreement there are no other agreements between the Parties, either existing or contemplated, written or oral, relating to the subject matter of the Agreement or this Amendment.
10.Binding Effect. This Amendment is intended to resolve finally the rights and liabilities of the Parties under the Agreement and no Party shall seek to re-open or set aside this Amendment on any grounds whatsoever.
11.Successors and Assigns. This Amendment, and the terms and conditions contained herein, shall be binding upon and shall inure to the benefit of the Parties and their respective predecessors, successors and authorized assigns.
12.Signatures; Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the Parties may execute this Amendment by signing any such counterpart. When this Amendment has been fully executed by the Ceding Company and the Reinsurer, it will be effective as of the Recapture Effective Date.
13.Severability. Determination that any provision of this Amendment is invalid or unenforceable will not affect or impair the validity or the enforceability of the remaining provisions of this Amendment.
SIGNATURES APPEAR ON THE FOLLOWING PAGE

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

VENERABLE INSURANCE AND ANNUITY COMPANY
By : /s/ Gregory S. Smith Jr.
Name : Gregory S. Smith Jr.
Title : SVP & Chief Accounting Officer

ATHENE ANNUITY RE LTD.
By : /s/ Devin Mullan
Name : Devin Mullan
Title : Chief Actuary

Signature Page
Partial Recapture Amendment (VIAC-AARe FA Business)